Exhibit 10.5

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST

ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND

FIXTURE FILING

made by

CHP ISLE AT WATERCREST-BRYAN TX OWNER, LLC

as Grantor

to

DEBORAH NEWMAN

as Trustee,

for the benefit of

KEYBANK NATIONAL ASSOCIATION,

as Agent on behalf of the Lenders,

as Beneficiary

Dated as of: April 21, 2014

PREPARED BY AND UPON RECORDATION RETURN TO:

Bracewell & Giuliani LLP

1445 Ross Avenue, Suite 3800

Dallas, Texas 75202-2711

Attention: Alfred G. Kyle, Esq.

Telephone: (214) 758-1660

-i-

TABLE OF CONTENTS

(continued)

-ii-

DEED OF TRUST, ASSIGNMENT OF RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is made as of April 21, 2014, by CHP ISLE AT WATERCREST-BRYAN TX OWNER, LLC, a Delaware limited liability company (“Grantor”) whose organizational identification number is 5411567 and address is 450 South Orange Avenue, Orlando, Florida 32801, in favor DEBORAH NEWMAN, an individual (“Trustee”) whose address is Preston Commons East Tower, Suite 800, 8117 Preston Road, Dallas, Texas 75225, for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns, as administrative agent for the benefit of the Lenders (“Beneficiary”), whose address is 4910 Tiedeman Road, 3rd Floor, Brooklyn, Ohio 44144.

1. Grant and Secured Obligations.

1.1 Grant. For the purpose of securing payment and performance of the Secured Obligations defined and described in Section 1.2 below, Grantor hereby irrevocably and unconditionally grants, bargains, sells, conveys, mortgages and warrants to Trustee, its successors and assigns, for the benefit of the Beneficiary, its successors and assigns, with power of sale and with right of entry and possession, all estate, right, title and interest which Grantor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the “Property”):

(a) the real estate situated in the City of Bryan, County of Brazos, State of Texas, which is more particularly described in Exhibit A attached hereto and made a part hereof for all purposes the same as if set forth herein verbatim, together with all right, title and interest of Grantor in and to (i) all streets, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, air rights, development rights, interests on estates or other claims in law or equity, existing or proposed, abutting, adjacent, used in connection with, derived from or pertaining to the real property or the Improvements (as hereinafter defined); (ii) any strips or gores between the real property and abutting or adjacent properties; and (iii) all of Grantor’s right, title and interest in all water and water rights, timber, crops and mineral interests pertaining to the real property (such real estate and other rights, titles and interests being hereinafter sometimes called the “Land”);

(b) all buildings, structures and other improvements (such buildings, structures and other improvements being hereinafter sometimes called the “Improvements”) now or hereafter situated on the Land;

(c) all fixtures, equipment, systems, machinery, furniture, furnishings, inventory, goods, building and construction materials, supplies, and articles of personal property, of every kind and character, now owned or hereafter acquired by Grantor, which are now or hereafter attached to or situated in, on or about the Land or the Improvements, or used in or necessary to the complete and proper planning,

DEED OF TRUST	Page 1

development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or the Improvements, and all renewals and replacements of, substitutions for and additions to the foregoing, including, but without limiting the foregoing, any and all fixtures, equipment, machinery, systems, facilities and apparatus for heating, ventilating, air conditioning, refrigerating, plumbing, sewer, lighting, generating, cleaning, storage, incinerating, waste disposal, sprinkler, fire extinguishing, communications, transportation (of people or things, including, but not limited to, stairways, elevators, escalators and conveyors), data processing, security and alarm, laundry, food or drink preparation, storage or serving, gas, electrical and electronic, water, and recreational uses or purposes; all tanks, pipes, wiring, conduits, ducts, doors, partitions, rugs and other floor coverings, wall coverings, windows, drapes, window screens and shades, awnings, fans, motors, engines and boilers; and decorative items and art objects (all of which are herein sometimes referred to together, as the “Accessories”);

(d) all (i) plans and specifications for the Improvements; (ii) contracts relating to the Land, or the Improvements or the Accessories or any part thereof; (iii) deposits, (including, but not limited to, Grantor’s rights in tenants’ security deposits, deposits with respect to utility services to the Land, or the Improvements or the Accessories or any part thereof, and any deposits or reserves hereunder or under any other Loan Document (as hereinafter defined) for taxes, insurance or otherwise, funds, accounts, contract rights, instruments, documents, commitments, general intangibles (including, but not limited to, trademarks, trade names and symbols), notes and chattel paper used in connection with or arising from or by virtue of any transactions related to the Land, or the Improvements or the Accessories or any part thereof; (iv) permits, licenses, franchises, certificates and other rights and privileges obtained in connection with the Land, or the Improvements or the Accessories or any part thereof now owned or hereafter acquired by Grantor; (v) leases, rents, royalties, bonuses, issues, profits, revenues and other benefits of the Land, the Improvements and the Accessories; and (vi) other properties, rights, titles and interests, if any, specified in any Section or any Article of this Deed of Trust as being part of the Property; and

(e) all (i) proceeds of or arising from the properties, rights, titles and interests referred to above in paragraphs (a), (b), (c) and (d), including, but not limited to, proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance relating thereto (including premium refunds), proceeds of the taking thereof or of any rights appurtenant thereto by eminent domain or sale in lieu thereof for public or quasi-public use under any law, and proceeds arising out of any damage thereto whether caused by such a taking (including change of grade of streets, curb cuts or other rights of access) or otherwise caused; and (ii) other interests of every kind and character, and proceeds thereof, which Grantor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in paragraphs (a), (b), (c) and (d) and all property used or useful in connection therewith, including, but not limited to, remainders, reversions and reversionary rights or interests. In the event the estate of Grantor in and to any of the Property is a leasehold estate, this conveyance shall include, and the lien and security interest created hereby shall encumber and extend to, all other further or additional title, estates, interest or rights which may exist now or at any time be

DEED OF TRUST	Page 2

acquired by Grantor in or to the property demised under the lease creating such leasehold estate and including Grantor’s rights, if any, to the property demised under such lease and, if fee simple title to any of such property shall ever become vested in Grantor such fee simple interest shall be encumbered by this Deed of Trust in the same manner as if Grantor had fee simple title to said property as of the date of execution hereof.

TO HAVE AND TO HOLD the Property, unto Trustee and Trustee’s successors, substitutes or assigns, in trust and for the uses and purposes herein set forth, forever, together with all rights, privileges, hereditaments and appurtenances in anywise appertaining or belonging thereto, subject only to the Permitted Exceptions (herein so called) listed on Exhibit B attached hereto (to the extent that the same are valid, subsisting and affect the Property), and Grantor, for Grantor and Grantor’s successors, hereby agrees to generally warrant and forever defend, all and singular, the Property unto Trustee and trustee’s successors or substitutes in this trust against the claim or claims of all persons claiming or to claim the same or any part thereof, subject, however, as aforesaid.

For the avoidance of doubt, the term “Property” shall not include any property owned by an Operator. Capitalized terms used above and elsewhere in this Deed of Trust without definition have the meanings given them in the Credit Agreement referred to in Subsection 1.2(a)(iii) below.

1.2 Secured Obligations.

(a) Grantor makes the grant, mortgage and conveyance set forth in Section 1.1 above, and grants the security interest set forth in Section 3 below for the purpose of securing the following obligations (the “Secured Obligations”) in any order of priority that Beneficiary may choose:

(i) Payment of all obligations at any time owing under one or more promissory notes (the “Notes”), executed in accordance with Credit Agreement and payable by Borrowers (as hereafter defined) as maker in the aggregate principal amount of Two Hundred Forty Million and No/100 Dollars ($240,000,000.00) to the order of each Lender; and

(ii) Payment and performance of all obligations of Grantor under this Deed of Trust; and

(iii) Payment and performance of all obligations of CNL Healthcare Properties, Inc. and CHP Partners, LP (collectively “Borrowers”) under that certain Credit Agreement dated as of August 19, 2013, among Borrowers, Beneficiary and the Lenders (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”); and

(iv) Payment and performance of any obligations of Grantor under any Loan Documents which are executed by Grantor; and

DEED OF TRUST	Page 3

(v) Payment and performance of all obligations of Grantor arising from any Interest Rate Agreements. “Interest Rate Agreements” shall mean an interest rate hedging program through the purchase by Grantor from Mortgagee of an interest rate swap, cap or such other interest rate protection product with respect to the Notes; and

(vi) Payment and performance of all future advances and other obligations that Grantor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of the Lenders, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Deed of Trust; and

(vii) Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations.

(b) All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Notes or the Credit Agreement which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

2. Assignment of Rents.

2.1 Assignment. Grantor hereby irrevocably, absolutely, presently and unconditionally assigns to Beneficiary, to the extent permitted by applicable law, all rents, royalties, issues, profits, revenue, income, accounts, proceeds and other benefits of the Property, whether now due, past due or to become due, including all prepaid rents and security deposits (some or all collectively, as the context may require, “Rents”). This is an absolute assignment, not an assignment for security only.

2.2 Grant of License. Beneficiary hereby confers upon Grantor a license (“License”) to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Section 6.1 below, shall exist and be continuing. If an Event of Default has occurred and is continuing, the License terminates automatically without notice to Grantor, and without regard to the adequacy of Beneficiary’s security under this Deed of Trust.

2.3 Collection and Application of Rents. Subject to the License granted to Grantor under Section 2.2 above, Beneficiary has the right, power and authority to collect any and all Rents to the extent permitted by applicable law. Grantor hereby appoints Beneficiary its attorney-in-fact to perform any and all of the following acts, to the extent permitted by applicable law, if and at the times when Beneficiary in its sole discretion may so choose:

(a) Demand, receive and enforce payment of any and all Rents; or

(b) Give receipts, releases and satisfactions for any and all Rents; or

(c) Sue either in the name of Grantor or in the name of Beneficiary for any and all Rents.

DEED OF TRUST	Page 4

Beneficiary and Grantor agree that the mere recordation of the assignment granted herein entitles Beneficiary immediately to collect and receive rents upon the occurrence of an Event of Default, as defined in Section 6.1, without first taking any acts of enforcement under applicable law, such as, but not limited to, providing notice to Grantor, filing foreclosure proceedings, or seeking and/or obtaining the appointment of a receiver. Further, Beneficiary’s right to the Rents does not depend on whether or not Beneficiary takes possession of the Property as permitted under Subsection 6.3(c). In Beneficiary’s sole discretion, Beneficiary may choose to collect Rents either with or without taking possession of the Property. Beneficiary shall apply all Rents collected by it in the manner provided under Section 6.5. If an Event of Default occurs while Beneficiary is in possession of all or part of the Property and is collecting and applying Rents as permitted under this Deed of Trust, Beneficiary and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Deed of Trust and at law or in equity.

2.4 Beneficiary Not Responsible. Under no circumstances shall Beneficiary have any duty to produce Rents from the Property. To the extent permitted by applicable law, Beneficiary is not and shall not be deemed to be:

(a) A “Beneficiary in possession” for any purpose; or

(b) Responsible for performing any of the obligations of the lessor under any lease; or

(c) Responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

(d) Liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

2.5 Leasing. Grantor shall not lease the Property or any part of it except strictly in accordance with the Credit Agreement.

3. Grant of Security Interest.

3.1 Security Agreement. The parties intend for this Deed of Trust to create a lien on the Property, and, to the extent permitted by applicable law, an absolute assignment of the Rents, all in favor of Beneficiary. The parties acknowledge that some of the Property and some or all of the Rents may be determined under applicable law to be personal property or fixtures. To the extent that any Property or Rents may be or be determined to be personal property, Grantor as debtor hereby grants Beneficiary and Trustee as secured parties a security interest in all such Property and Rents, to secure payment and performance of the Secured Obligations. This Deed of Trust constitutes a security agreement under the Uniform Commercial Code of the State in which the Property is located, covering all such Property and Rents.

3.2 Financing Statements. Grantor hereby authorizes Beneficiary to file one or more financing statements. In addition, Grantor shall execute such other documents as Beneficiary may from time to time require to perfect or continue the perfection of Beneficiary’s security

DEED OF TRUST	Page 5

interest in any Property or Rents. As provided in Section 5.9 below, Grantor shall pay all fees and costs that Beneficiary may incur in filing such documents in public offices and in obtaining such record searches as Beneficiary may reasonably require. In case Grantor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Grantor hereby appoints Beneficiary as its true and lawful attorney-in-fact to execute any such documents on its behalf. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Deed of Trust or the rights or obligations of the parties under it.

4. Fixture Filing.

This Deed of Trust constitutes a financing statement filed as a fixture filing under Article 9 of the Uniform Commercial Code in the State in which the Property is located, as amended or recodified from time to time, covering any Property which now is or later may become fixtures attached to the Land or Improvements. For this purpose, the respective addresses of Grantor, as debtor, and Beneficiary, as secured party, are as set forth in the preambles of this Deed of Trust.

5. Rights and Duties of the Parties.

5.1 Representations and Warranties. Grantor represents and warrants that as of the date hereof:

(a) Subject to the Permitted Exceptions, Grantor lawfully possesses and holds fee simple title to all of the Land and Improvements;

(b) Grantor has good and marketable title to all Property other than the Land and Improvements;

(c) Grantor has the full and unlimited power, right and authority to encumber the Property and assign the Rents;

(d) This Deed of Trust creates a first and prior lien on the Property;

(e) The Property includes all property and rights which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Land and Improvements;

(f) Grantor owns any Property which is personal property free and clear of any security agreements, reservations of title or conditional sales contracts, and there is no financing statement affecting such personal property on file in any public office; and

(g) Grantor’s place of business, or its chief executive office if it has more than one place of business, is located at the address specified below.

5.2 Taxes, and Assessments. Grantor shall, or cause Operator to, pay prior to delinquency all taxes, levies, charges and assessments, in accordance with the Credit Agreement.

DEED OF TRUST	Page 6

5.3 Performance of Secured Obligations. Grantor shall promptly pay and perform each Secured Obligation in accordance with its terms.

5.4 Liens, Charges and Encumbrances. Grantor shall, or cause Operator to, immediately discharge any lien on the Property which (a) is not a Permitted Exception or (b) Beneficiary has not consented to in writing in accordance with the terms of the Credit Agreement.

5.5 Damages and Insurance and Condemnation Proceeds. Subject to Section 2.14(b) of the Credit Agreement, in the event of any casualty or condemnation, Agent on behalf of the Lenders shall collect, retain and apply upon the indebtedness of Borrowers under the Secured Obligations (individually and collectively referred to as “Proceeds”) after deduction of all expenses of collection and settlement, including reasonable attorneys’ and adjusters’ fees and charges. Any Proceeds remaining after repayment of the indebtedness under the Loan Documents shall be paid by Agent to Borrowers.

5.6 Maintenance and Preservation of Property.

(a) Grantor shall, or cause Operator to, insure, the Property in accordance with Beneficiary’s insurance requirements and keep the Property in good condition and repair.

(b) Grantor shall not, and shall not permit Operator to, remove or demolish the Property or any part of it, or alter, restore or add to the Property, or initiate or allow any change or variance in any zoning or other land use classification which affects the Property or any part of it, except as permitted or required by the Credit Agreement or with Beneficiary’s express prior written consent in each instance.

(c) If all or part of the Property becomes damaged or destroyed, Grantor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices, regardless of whether or not Beneficiary agrees to disburse Proceeds or other sums to pay costs of the work of repair or reconstruction.

(d) Grantor shall not, and shall not permit Operator to, commit or allow any act upon or use of the Property which would violate: (i) any applicable Laws or order of any Governmental Authority, whether now existing or later to be enacted and whether foreseen or unforeseen; or (ii) any public or private covenant, condition, restriction or equitable servitude affecting the Property. Grantor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, if that could invalidate or would be prohibited by any insurance coverage required to be maintained by Grantor on the Property or any part of it under the Credit Agreement.

(e) Grantor shall not, and shall not permit Operator to, knowingly commit or allow material, actual waste of the Property, including those acts or omissions characterized under the Credit Agreement as waste which arises out of Hazardous Material.

DEED OF TRUST	Page 7

(f) Grantor shall perform, or shall cause Operator to perform, all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value.

5.7 Releases, Extensions, Modifications and Additional Security. From time to time, Beneficiary may perform any of the following acts without incurring any liability or giving notice to any person:

(a) Release any person liable for payment of any Secured Obligation;

(b) Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

(c) Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;

(d) Alter, substitute or release any property securing the Secured Obligations;

(e) Consent to the making of any plat or map of the Property or any part of it;

(f) Join in granting any easement or creating any restriction affecting the Property;

(g) Join in any subordination or other agreement affecting this Deed of Trust or the lien of it; or

(h) Release the Property or any part of it.

5.8 Release. When all of the Secured Obligations have been paid in full and all fees and other sums owed by Grantor under Section 5.9 of this Deed of Trust and the other Loan Documents have been received, Beneficiary and Trustee shall release this Deed of Trust, the lien created thereby, and all notes and instruments evidencing the Secured Obligations. Grantor shall pay any costs of preparation and recordation of such release.

5.9 Compensation, Exculpation, Indemnification.

(a) Grantor agrees to pay reasonable fees as may be charged by Beneficiary (not to exceed the maximum amounts legally permitted) for any reasonable services that Beneficiary or Trustee may render in connection with this Deed of Trust, including providing a statement of the Secured Obligations or providing the release pursuant to Section 5.8 above. Grantor shall also pay or reimburse all of Beneficiary’s and Trustee’s reasonable costs and expenses which may be incurred in rendering any such services. Grantor further agrees to pay or reimburse Beneficiary for all reasonable costs, expenses and other advances which may be actually incurred or made by Beneficiary or Trustee in any efforts to enforce any terms of this Deed of Trust, including any rights or remedies afforded to Beneficiary and Trustee under Section 6.2, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Deed of Trust,

DEED OF TRUST	Page 8

including reasonable attorneys’ fees and other legal costs, costs of any Foreclosure Sale (as defined in Subsection 6.2(i) below) and any cost of evidence of title. If Beneficiary and/or Trustee, as required by applicable law, chooses to dispose of Property through more than one Foreclosure Sale, Grantor shall pay all reasonable costs, expenses or other advances that may be incurred or made by Beneficiary and/or Trustee in each of such Foreclosure Sales.

(b) Neither Beneficiary nor Trustee shall be directly or indirectly liable to Grantor or any other person as a consequence of any of the following:

(i) Beneficiary’s or Trustee’s exercise of or failure to exercise any rights, remedies or powers granted to Beneficiary and/or Trustee in this Deed of Trust;

(ii) Beneficiary’s failure or refusal to perform or discharge any obligation or liability of Grantor under any agreement related to the Property or under this Deed of Trust; or

(iii) Any loss sustained by Grantor or any third party resulting from Beneficiary’s failure to lease the Property, or from any other act or omission of Beneficiary in managing the Property, after an Event of Default, unless the loss is caused by the gross negligence or willful misconduct of Beneficiary.

Grantor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Beneficiary or Trustee.

(c) EXCEPT AS CAUSED BY THE GROSS NEGLIGENCE AND OR WILLFUL MISCONDUCT OF BENEFICIARY OR TRUSTEE (IT BEING THE INTENT OF THE PARTIES THAT THIS INDEMNIFICATION SHALL COVER THE ORDINARY NEGLIGENCE OF SUCH PARTIES), GRANTOR AGREES TO INDEMNIFY BENEFICIARY AND TRUSTEE AGAINST AND HOLD THEM HARMLESS FROM ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, CAUSES OF ACTION, JUDGMENTS, COURT COSTS, ATTORNEYS’ FEES AND OTHER LEGAL EXPENSES, COST OF EVIDENCE OF TITLE, COST OF EVIDENCE OF VALUE, AND OTHER COSTS AND EXPENSES WHICH THEY MAY SUFFER OR INCUR:

(i) IN PERFORMING ANY ACT REQUIRED OR PERMITTED BY THIS DEED OF TRUST OR ANY OF THE OTHER LOAN DOCUMENTS OR BY LAW;

(ii) BECAUSE OF ANY FAILURE OF GRANTOR TO PERFORM ANY OF ITS OBLIGATIONS; OR

(iii) BECAUSE OF ANY ALLEGED OBLIGATION OF OR UNDERTAKING BY BENEFICIARY AND/OR TRUSTEE TO PERFORM OR DISCHARGE ANY OF THE REPRESENTATIONS, WARRANTIES, CONDITIONS, COVENANTS OR OTHER OBLIGATIONS IN ANY DOCUMENT RELATING TO THE PROPERTY OTHER THAN THE LOAN DOCUMENTS.

DEED OF TRUST	Page 9

THIS AGREEMENT BY GRANTOR TO INDEMNIFY BENEFICIARY AND TRUSTEE SHALL SURVIVE THE RELEASE AND CANCELLATION OF ANY OR ALL OF THE SECURED OBLIGATIONS AND THE FULL OR PARTIAL RELEASE OF THIS DEED OF TRUST.

(d) Grantor shall pay all obligations to pay money arising under this Section 5.9 immediately upon demand by Beneficiary. Each such obligation shall be added to, and considered to be part of, the principal of the Note, and shall bear interest from the date the obligation arises at the Default Rate.

5.10 Defense and Notice of Claims and Actions. At Grantor’s sole expense, Grantor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Deed of Trust and the rights and powers of Beneficiary created under it, against all adverse claims. Grantor shall give Beneficiary prompt notice in writing if any claim is asserted which does or could affect any such matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.11 Subrogation. Beneficiary shall be subrogated to the liens of all encumbrances, whether released of record or not, which are discharged in whole or in part by Beneficiary in accordance with this Deed of Trust or with the proceeds of any loan secured by this Deed of Trust.

5.12 Site Visits, Observation and Testing. Beneficiary and its agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purpose of performing appraisals, observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. Beneficiary has no duty, however, to visit or observe the Property or to conduct tests, and no results of any site visit, observation or testing by Beneficiary, its agents or representatives shall impose any liability on any of Beneficiary, its agents or representatives. In no event shall any site visit, observation or testing by Beneficiary, its agents or representatives be a representation that Hazardous Material are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Material or any other applicable governmental law. Neither Grantor nor any other party is entitled to rely on any site visit, observation or testing by any of Beneficiary, its agents or representatives. Neither Beneficiary, its agents or representatives owe any duty of care to protect Grantor or any other party against, or to inform Grantor or any other party of, any Hazardous Material or any other adverse condition affecting the Property. Beneficiary shall give Grantor reasonable notice before entering the Property. Beneficiary shall make reasonable efforts to avoid interfering with Grantor’s, its Operator’s and any residents’ use of the Property in exercising any rights provided in this Section 5.12.

DEED OF TRUST	Page 10

5.13 Notice of Change. Grantor shall give Beneficiary prior written notice of any change in: (a) the location of its place of business or its chief executive office if it has more than one place of business; (b) the location of any of the Property, including the Books and Records; and (c) Grantor’s name or business structure. Unless otherwise approved by Beneficiary in writing, all Property that consists of personal property (other than the Books and Records) will be located on the Land and all Books and Records will be located at Grantor’s or Operator’s place of business or chief executive office if Grantor or Operator has more than one place of business.

6. Default and Remedies.

6.1 Events of Default. Grantor will be in default under this Deed of Trust upon the occurrence of any one or more of the following events (some or all collectively, “Events of Default;” any one singly, an “Event of Default”).

(a) Failure of Borrowers (i) to pay any principal of the Loan when due, or (ii) to pay any interest within ten (10) days after the date when due; or

(b) Failure of Grantor (i) to observe or perform any of the other covenants or conditions by Grantor to be performed under the terms of this Deed of Trust concerning the payment of money for a period of ten (10) days after written notice from Beneficiary that the same is due and payable; or (ii) for a period of thirty (30) days after written notice from Beneficiary, to observe or perform any non-monetary covenant or condition contained in this Deed of Trust; provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure but cannot reasonably be cured within said thirty (30) day period, then Grantor shall have an additional sixty (60) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as Grantor commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting ninety (90) day period from the date of Beneficiary’s notice; or

(c) An “Event of Default” occurs under the Credit Agreement or any other Loan Document.

6.2 Remedies. At any time after an Event of Default, Beneficiary shall be entitled to invoke any and all of the rights and remedies described below, in addition to all other rights and remedies available to Beneficiary, at law or in equity. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

(a) Acceleration. Beneficiary may declare any or all of the Secured Obligations to be due and payable immediately.

(b) Receiver. Beneficiary shall, as a matter of right, without notice and without giving bond to Grantor or anyone claiming by, under or through Grantor, and without regard for the solvency or insolvency of Grantor or the then value of the Property, to the extent permitted by applicable law, be entitled to have a receiver appointed for all or any part of the Property and the Rents, and the proceeds, issues and profits thereof, with the rights and powers referenced below and such other rights and powers as the court making such appointment shall confer, and Grantor hereby consents

DEED OF TRUST	Page 11

to the appointment of such receiver and shall not oppose any such appointment. Such receiver shall have all powers and duties prescribed by applicable law, all other powers which are necessary or usual in such cases for the protection, possession, control, management and operation of the Property, and such rights and powers as Beneficiary would have, upon entering and taking possession of the Property under subsection (c) below.

(c) Entry. Beneficiary, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Beneficiary may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include: taking and possessing all of Grantor’s or the then owner’s Books and Records; entering into, enforcing, modifying or canceling leases on such terms and conditions Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Beneficiary; completing any unfinished construction; and/or contracting for and making repairs and alterations. If Beneficiary so requests, Grantor shall assemble all of the Property that has been removed from the Land and make all of it available to Beneficiary at the site of the Land. Grantor hereby irrevocably constitutes and appoints Beneficiary as Grantor’s attorney-in-fact to perform such acts and execute such documents as Beneficiary in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Grantor’s name on any instruments.

(d) Cure; Protection of Security. Beneficiary may cure any breach or default of Grantor, and if it chooses to do so in connection with any such cure, Beneficiary may also enter the Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust, including, without limitation, completing construction of the improvements at the Property contemplated by the Credit Agreement. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Beneficiary under, this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Beneficiary’s sole judgment is or may be senior in priority to this Deed of Trust, such judgment of Beneficiary or to be conclusive as among the parties to this Deed of Trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Credit Agreement; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Beneficiary. Beneficiary may take any of the actions permitted under this Subsection 6.2(d) either with or without giving notice to any person. Any amounts expended by Beneficiary under this Subsection 6.2(d) shall be secured by this Deed of Trust.

(e) Uniform Commercial Code Remedies. Beneficiary may exercise any or all of the remedies granted to a secured party under the Uniform Commercial Code in the State in which the Property is located.

DEED OF TRUST	Page 12

(f) Foreclosure; Lawsuits. Beneficiary shall have the right, in one or several concurrent or consecutive proceedings, to foreclose the lien hereof upon the Property or any part thereof, for the Secured Obligations, or any part thereof, by any proceedings appropriate under applicable law, whether non-judicial or judicial. Beneficiary or its nominee may bid and become the purchaser of all or any part of the Property at any foreclosure or other sale hereunder, and the amount of Beneficiary’s successful bid shall be credited on the Secured Obligations. Without limiting the foregoing, Beneficiary may proceed by a suit or suits in law or equity, whether for specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure under the judgment or decree of any court of competent jurisdiction.

(g) Other Remedies. Beneficiary may exercise all rights and remedies contained in any other instrument, document, agreement or other writing heretofore, concurrently or in the future executed by Grantor or any other person or entity in favor of Beneficiary in connection with the Secured Obligations or any part thereof, without prejudice to the right of Beneficiary thereafter to enforce any appropriate remedy against Grantor. Beneficiary shall have the right to pursue all remedies afforded to a beneficiary under applicable law, and shall have the benefit of all of the provisions of such applicable law, including all amendments thereto which may become effective from time to time after the date hereof.

(h) Sale of Personal Property. Beneficiary and/or Trustee, as required by applicable law, shall have the discretionary right to cause some or all of the Property, which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

(i) For purposes of this power of sale, Beneficiary and/or Trustee, as required by applicable law, may elect to treat as personal property any Property which is intangible or which can be severed from the Premises or Improvements without causing structural damage. If it chooses to do so, Beneficiary and/or Trustee, as required by applicable law, may dispose of any personal property, in any manner permitted by Article 9 of the Uniform Commercial Code of the State in which the Property is located, including any public or private sale, or in any manner permitted by any other applicable law.

(ii) In connection with any sale or other disposition of such Property, Grantor agrees that the following procedures constitute a commercially reasonable sale: Beneficiary shall mail written notice of the sale to Grantor not later than thirty (30) days prior to such sale. Beneficiary will publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Beneficiary will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding, Beneficiary shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

DEED OF TRUST	Page 13

(i) Foreclosure Sales. Beneficiary may request Trustee to proceed with foreclosure under the power of sale (a “Foreclosure Sale”) which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:

(i) Trustee is hereby authorized and empowered and it shall be Trustee’s special duty, upon such request of Beneficiary, to sell the Property or any part thereof, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust.

(ii) In addition to the rights and powers of sale granted under the preceding provisions of this Subsection, if default is made in the payment of any installment of, or any other payment due in respect of, the Secured Obligations, Beneficiary may, at Beneficiary’s option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Secured Obligations to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Property subject to such unmatured indebtedness and to the rights, powers, liens, security interests and assignments securing or providing recourse for payment of such unmatured indebtedness, in the same manner, all as provided in the preceding provisions of this Subsection. Sales made without maturing the Secured Obligations may be made hereunder whenever there is a default in the payment of any installment of the Secured Obligations, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this Subsection, the unmatured balance of the Secured Obligations or the rights, powers, liens, security interests and assignments securing or providing recourse for payment of the Secured Obligations.

(iii) Sale of a part of the Property shall not exhaust the power of sale, but sales may be made from time to time until the Secured Obligations are paid and performed in full. It is intended by each of the foregoing provisions of this Subsection that Trustee may, after any request or direction by Beneficiary, sell not only the Land and the Improvements, but also the Accessories and other interests constituting a part of the Property or any part thereof, along with the Land and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Property separately from the remainder of the Property. It shall not be necessary to have present or to exhibit at any sale any of the Property.

DEED OF TRUST	Page 14

(iv) After any sale under this Subsection, Trustee shall make good and sufficient deeds, assignments and other conveyances to the purchaser or purchasers thereunder in the name of Grantor, conveying the Property or any part thereof so sold to the purchaser or purchasers by a Trustee’s Deed. It is agreed that, in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, or as to the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution and application of the money realized therefrom, or as to the due and proper appointment of a substitute trustee, and, without being limited by the foregoing, as to any other act or thing having been duly done by or on behalf of Beneficiary or by or on behalf of Trustee related to the foregoing, shall be taken by all courts of law and equity as prima facie evidence that the said statements or recitals state facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

(j) Waiver of Deficiency Statute. In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees that, notwithstanding the provisions of Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law (but subject to the provisions hereof), Beneficiary shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Notes equal to the difference between the amount owing on the Notes and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale. Grantor expressly recognizes that this Section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or any indemnitor or guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Grantor, any indemnitor or guarantor, and others against whom recovery of a deficiency is sought.

(k) Alternative Waiver. Alternatively, in the event the waiver provided for in subparagraph (j) above is determined by a court of competent jurisdiction to be unenforceable, the provisions of this subparagraph (k) shall be the basis for the finder of fact’s determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time). In such event, (i) the Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than 12 months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Property, including, without

DEED OF TRUST	Page 15

limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in item (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five (5) years’ experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

6.3 Credit Bids. At any Foreclosure Sale, any person, including Grantor or Beneficiary, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law. Instead of paying cash for such property, Beneficiary may settle for the purchase price by crediting the sales price of the property against the following obligations:

(a) First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Grantor is obligated to pay or reimburse Beneficiary and Trustee under Section 5.9 of this Deed of Trust; and

(b) Second, all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose.

6.4 Application of Foreclosure Sale Proceeds. Beneficiary shall apply the proceeds of any Foreclosure Sale in the following manner:

(a) First, to pay the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Grantor is obligated to reimburse Beneficiary or Trustee under Section 5.9 of this Deed of Trust;

(b) Second, to pay the portion of the Secured Obligations attributable to any sums expended or advanced by Beneficiary under the terms of this Deed of Trust which then remain unpaid;

(c) Third, to pay all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose; and

(d) Fourth, to remit the remainder, if any, to the person or persons entitled to it by law.

6.5 Application of Rents and Other Sums. Beneficiary shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale which Beneficiary may receive or collect under Section 6.2 above, in the following manner:

(a) First, to pay the portion of the Secured Obligations attributable to the reasonable costs and expenses of operation and collection that are actually incurred by Beneficiary or any receiver;

DEED OF TRUST	Page 16

(b) Second, to pay all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose; and

(c) Third, to remit the remainder, if any, to the person or persons entitled to it by law.

Beneficiary shall have no liability for any funds which it does not actually receive.

7. The Trustee.

7.1 Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ and consult with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his or her agents or attorneys, (iii) to select and employ, in and about the execution of his or her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee (and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith), and (iv) any and all other lawful action that Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Land for debts contracted for or liability or damages incurred in the management or operation of the Land. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for reasonable expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered. Grantor will, from time to time, pay the reasonable compensation due to Trustee hereunder and reimburse Trustee for, and save and hold Trustee harmless against, any and all liability and reasonable expenses which may be incurred by Trustee in the performance of Trustee’s duties.

7.2 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from any other moneys of Trustee.

7.3 Successor Trustees. Trustee may resign by the giving of notice of such resignation in writing to Beneficiary. If Trustee shall die, resign or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary, in Beneficiary’s sole discretion and with or without cause, shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if

DEED OF TRUST	Page 17

multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed on its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his or her successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute trustees are appointed, each of such multiple substitute trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law. Any prior election to act jointly or severally shall not prevent either or both of such multiple substitute Trustees from subsequently executing, jointly or severally, any or all of the provisions hereof.

7.4 Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

7.5 Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its, his or her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in such Trustee’s place.

8. Miscellaneous Provisions.

8.1 Additional Provisions. The Loan Documents fully state all of the terms and conditions of the parties’ agreement regarding the matters mentioned in or incidental to this Deed of Trust. The Loan Documents also grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Grantor which apply to this Deed of Trust and to the Property.

8.2 No Waiver or Cure.

(a) Each waiver by Beneficiary must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Beneficiary to take action on account of any default of Grantor. Consent by Beneficiary to any act or omission by Grantor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Beneficiary’s consent to be obtained in any future or other instance.

DEED OF TRUST	Page 18

(b) If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Deed of Trust or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Deed of Trust; or prejudice Beneficiary or any receiver in the exercise of any right or remedy afforded any of them under this Deed of Trust; or be construed as an affirmation by Beneficiary of any tenancy, lease or option, or a subordination of the lien of this Deed of Trust.

(i) Trustee or Beneficiary, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Subsection 6.2(c).

(ii) Beneficiary collects and applies Rents as permitted under Sections 2.3 and 6.5 above, either with or without taking possession of all or any part of the Property.

(iii) Beneficiary or Trustee receives and applies to any Secured Obligation any proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Beneficiary under Section 5.5 above.

(iv) Beneficiary makes a site visit, observes the Property and/or conducts tests as permitted under Section 5.12 above.

(v) Beneficiary or Trustee receives any sums under this Deed of Trust or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

(vi) Beneficiary, Trustee or any receiver invokes any right or remedy provided under this Deed of Trust.

8.3 Powers of Beneficiary.

(a) If Beneficiary performs any act which it is empowered or authorized to perform under this Deed of Trust, including any act permitted by Section 5.7 or Subsection 6.2(d) of this Deed of Trust, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien of this Deed of Trust on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Grantor shall not be released or changed if Beneficiary grants any successor in interest to Grantor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation unless agreed to otherwise in writing between the parties. Beneficiary shall not be required to comply with any demand by the original Grantor that Beneficiary refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

DEED OF TRUST	Page 19

(b) Upon an Event of Default, Beneficiary may take any of the actions permitted under Subsections 6.2(b) and/or 6.2(c) regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Deed of Trust.

(c) From time to time, Beneficiary may apply to any court of competent jurisdiction for aid and direction in executing and enforcing the rights and remedies created under this Deed of Trust. Beneficiary may from time to time obtain orders or decrees directing, confirming or approving acts in executing and enforcing these rights and remedies.

8.4 Merger. No merger shall occur as a result of Beneficiary’s acquiring any other estate in or any other lien on the Property unless Beneficiary consents to a merger in writing.

8.5 Joint and Several Liability. If Grantor consists of more than one person, each shall be jointly and severally liable for the faithful performance of all of Grantor’s obligations under this Deed of Trust.

8.6 Applicable Law. The creation, perfection and enforcement of the lien of this Deed of Trust shall be governed by the law of the State in which the Property is located. Subject to the foregoing, in all other respects, this Deed of Trust shall be governed by the substantive laws of the State of Ohio.

8.7 Successors in Interest. The terms, covenants and conditions of this Deed of Trust shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Section 8.7 does not waive the provisions of Section 6.1 above.

8.8 Interpretation.

(a) Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Deed of Trust are for convenience only and do not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

(b) The word “obligations” is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

DEED OF TRUST	Page 20

(c) No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Deed of Trust. The Exhibits to this Deed of Trust are hereby incorporated in this Deed of Trust.

8.9 In-House Counsel Fees. Whenever Grantor is obligated to pay or reimburse Beneficiary for any attorneys’ fees, those fees shall include the allocated costs for services of in-house counsel.

8.10 Waiver of Statutory Rights. To the extent permitted by law, Grantor hereby agrees that it shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called “Moratorium Laws,” now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, but hereby waives the benefit of such laws. Grantor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshaled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. Grantor hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Deed of Trust on behalf of Grantor and on behalf of each and every person acquiring any interest in or title to the Property of any nature whatsoever, subsequent to the date of this Deed of Trust. The foregoing waiver of right of redemption is made pursuant to the provisions of applicable law.

8.11 Severability. If any provision of this Deed of Trust should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and shall in no way affect the validity of this Deed of Trust except that if such provision relates to the payment of any monetary sum, then Beneficiary may, at its option, declare all Secured Obligations immediately due and payable.

8.12 Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

If to Grantor:	CHP Isle at Watercrest-Bryan TX Owner, LLC
c/o CNL Healthcare Properties, Inc.
450 South Orange Avenue
Orlando, Florida 32801
	Attention:	Joseph T. Johnson, Senior Vice President and Chief Financial Officer
	Attention:	Holly Greer, Esq., Senior Vice President and General Counsel
	Telephone:	(407) 540-7500
	Facsimile:	(407) 540-2544

DEED OF TRUST	Page 21

With a copy to:	Lowndes Drosdick Doster Kantor & Reed, P.A.
215 North Eola Drive
Orlando, Florida 32801
	Attention:	Peter L. Lopez, Esq.
	Telephone:	(407) 843-4600
	Facsimile:	(407) 843-4444

If to Trustee:	Deborah Newman
KeyBank National Association
Preston Commons East Tower, Suite 800
8117 Preston Road
Dallas, TX 75225
	Telephone:	(214) 414-2600
	Facsimile:	(214) 414-2621

If to Beneficiary:	KeyBank National Association
Mailcode: OH-01-51-0311
4910 Tiedeman Road, 3rd Floor
Brooklyn, Ohio 44144
	Attention:	Amy L. MacLearie,
KREC Commercial Loan Closer-Assistant Vice President
	Telephone:	(216) 813-6935
	Facsimile:	(216) 357-6383

With a copy to:	Alfred G. Kyle, Esq.
Bracewell & Giuliani LLP
1445 Ross Avenue, Suite 3800
Dallas, Texas 75202
	Telephone:	(214) 758-1660
	Facsimile:	(214) 758-8360

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

8.13 Future Advances. The total amount of indebtedness secured hereby may increase or decrease from time to time, but the total unpaid principal balance of indebtedness secured hereby (including disbursements that Beneficiary may, but shall not be obligated to, make under this Deed of Trust, the Loan Documents or any other document with respect thereto) at any one time outstanding shall include, but shall be limited to, all indebtedness reasonably contemplated by the parties for the Project as of the date hereof, including, without limitation, any disbursements made for the enforcement of this Deed of Trust and any remedies hereunder, payment of taxes, special assessments, utilities or insurance on the Property and interest on such disbursements and all disbursements by Beneficiary pursuant to applicable law (all such indebtedness being hereinafter referred to as the maximum amount secured hereby). This Deed of Trust shall be valid and have priority to the extent of the maximum amount secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law.

DEED OF TRUST	Page 22

8.14 Beneficiary’s Lien for Service Charge and Expenses. At all times, regardless of whether any Loan proceeds have been disbursed, this Deed of Trust secures (in addition to any Loan proceeds disbursed from time to time) the payment of any and all loan commissions, service charges, liquidated damages, expenses and advances due to or incurred by Beneficiary not to exceed the maximum amount secured hereby. For purposes hereof, all obligations of Grantor to Beneficiary under all Interest Rate Agreements and any indebtedness or obligation contained therein or evidenced thereby shall be considered an obligation of Grantor secured hereby.

8.15 WAIVER OF TRIAL BY JURY. GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS DEED OF TRUST, THE NOTES, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN OR ANY OTHER STATEMENTS OR ACTIONS OF GRANTOR OR BENEFICIARY. GRANTOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS DEED OF TRUST AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. GRANTOR FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER IS A MATERIAL INDUCEMENT FOR BENEFICIARY TO MAKE THE LOAN, ENTER INTO THIS DEED OF TRUST AND EACH OF THE OTHER LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

8.16 Inconsistencies. In the event of any inconsistency between this Deed of Trust and the Credit Agreement, the terms hereof shall be controlling as necessary to create, preserve and/or maintain a valid security interest upon the Property, otherwise the provisions of the Credit Agreement shall be controlling.

8.17 Controlling Agreement. The parties hereto intend to conform strictly to the applicable usury laws. All agreements between Grantor (and any other party liable for any part of the Secured Obligations) and Beneficiary, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no event whatsoever, whether by reason of acceleration of the maturity of the Secured Obligations or otherwise, shall the interest contracted for, charged or received by Beneficiary hereunder or otherwise exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever interest would otherwise be payable to Beneficiary in excess of the maximum lawful amount, the interest payable to Beneficiary shall be reduced automatically to the maximum amount permitted under applicable law. If Beneficiary shall ever receive anything of value deemed interest under applicable law which would apart from this provision be in excess of the maximum lawful amount, the amount which would have been excessive interest shall be applied to the reduction of the principal amount owing on the Secured Obligations in inverse order of maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid principal balance of the Secured Obligations, such excess shall be refunded to Grantor, or to the maker of the Note or other evidence of indebtedness if other than Grantor. All interest paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be

DEED OF TRUST	Page 23

amortized, prorated, allocated and spread throughout the full stated term, including any renewal or extension, of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law. The terms and provisions of this section shall control and supersede every other provision of all existing and future agreements between Grantor, the maker of the Note or other evidence of indebtedness if other than Grantor, and Beneficiary.

THIS DEED OF TRUST, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions hereof and the other Loan Documents may be amended or waived only by an instrument in writing signed by the Grantor and Beneficiary.

DEED OF TRUST	Page 24

IN WITNESS WHEREOF, Grantor has executed this Deed of Trust as of the date acknowledged below to be effective as of the date first above written.

GRANTOR:

CHP ISLE AT WATERCREST-BRYAN TX OWNER, LLC,
a Delaware limited liability company

By:	/s/ Joshua J. Taube
Joshua J. Taube, Senior Vice President

STATE OF FLORIDA	)
:
COUNTY OF ORANGE	)

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Joshua J. Taube, whose name as Senior Vice President of CHP ISLE AT WATERCREST-BRYAN TX OWNER, LLC, a Delaware limited liability company, is signed to the foregoing instrument, and who is personally known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he as such Senior Vice President and with full authority, executed the same voluntarily for and as the act of said limited liability company on the day the same bears date. Given under my hand and official seal this 7th day of April, 2014.

/s/ Cathleen A. Coffey
Notary Public

My Commission Expires: September 24, 2017

DEED OF TRUST	Page 25

Exhibit A

Description of Premises

[Intentionally Omitted]

EXHIBIT B

Permitted Exceptions

[Intentionally Omitted]

DEED OF TRUST	Page 26